Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProFunds of our report dated February 25, 2019, relating to the financial statements and financial highlights, which appears in each of the Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year ended December 31, 2018.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
April 26, 2019

Appendix A

ProFund VP Asia 30	ProFund VP Internet	ProFund VP Short Mid-Cap
ProFund VP Banks	ProFund VP Japan	ProFund VP Short NASDAQ-100
ProFund VP Basic Materials	ProFund VP Large-Cap Growth	ProFund VP Short Small-Cap
ProFund VP Bear	ProFund VP Large-Cap Value	ProFund VP Small-Cap
ProFund VP Biotechnology	ProFund VP Mid-Cap	ProFund VP Small-Cap Growth
ProFund VP Bull	ProFund VP Mid-Cap Growth	ProFund VP Small-Cap Value
ProFund VP Consumer Goods	ProFund VP Mid-Cap Value	ProFund VP Technology
ProFund VP Consumer Services	ProFund VP NASDAQ-100	ProFund VP Telecommunications
ProFund VP Dow 30	ProFund VP Oil & Gas	ProFund VP U.S. Government Plus
ProFund VP Emerging Markets	ProFund VP Pharmaceuticals	ProFund VP UltraBull
ProFund VP Europe 30	ProFund VP Precious Metals	ProFund VP UltraMid-Cap
ProFund VP Falling U.S. Dollar	ProFund VP Real Estate	ProFund VP UltraNASDAQ-100
ProFund VP Financials	ProFund VP Rising Rates Opportunity	ProFund VP UltraShort Dow 30
ProFund VP Government Money Market	ProFund VP Semiconductor	ProFund VP UltraShort NASDAQ-100
ProFund VP Health Care	ProFund VP Short Dow 30	ProFund VP UltraSmall-Cap
ProFund VP Industrials	ProFund VP Short Emerging Markets	ProFund VP Utilities
ProFund VP International	ProFund VP Short International